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                                                                     Exhibit (a)

                               MERIDIAN FUND, INC.

                      ARTICLES OF AMENDMENT AND RESTATEMENT


Meridian Fund, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Charter of the Corporation is hereby amended and restated to read in its entirety as follows:


                               MERIDIAN FUND, INC.

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       I.

I, the undersigned, Kenneth S. Taymor, c/o Morrison & Foerster, One Market Plaza, Spear Street Tower, San Francisco, California 94105, being at least 18 years of age, hereby form a corporation under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations.


                                       II.

                                      NAME

The name of the corporation (hereinafter called the "Corporation") is:
Meridian Fund, Inc.

                                      III.

                               PURPOSES AND POWERS

The purpose or purposes for which the Corporation is formed and the business or objects to be transacted, carried on and promoted by it are as follows:


(1) To conduct and carry on the business of an investment company of the general management type.

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(2) To hold, invest and reinvest its assets, and in connection therewith to hold part or all of its assets in cash, and to purchase, subscribe for or otherwise acquire, hold for investment or otherwise, sell, assign, negotiate, transfer, exchange, pledge, lend or otherwise dispose of or realize upon, securities
(which term "securities" shall for the purposes of the Charter, without limitation of the generality hereof, be deemed to include any bonds, debentures, notes, certificates of deposit, mortgages, future contracts for financial instruments and securities indexes, obligations, evidences of indebtedness, stocks, shares, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets, or in general any interest or instrument commonly known as a security) created, issued or guaranteed by any persons, firms, associations, corporations, syndicates, combinations, organizations, governments or political subdivisions, agencies or instrumentalities thereof; and to exercise, as owner or holder of any securities, all rights, powers and privileges in respect thereof; and to do any and all acts and things for the preservation, protection, improvement and/or enhancement in value of any and all of its assets.

(3) To issue and sell shares of its own capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration (including, without limitation, securities) now or hereafter permitted by the laws of the State of Maryland and by the Charter, as its Board of Directors may determine.

(4) To redeem, purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by the laws of the State of Maryland and by the Charter.

(5) To conduct its business at one or more offices in any part of the world, without restriction or limit as to extent.

(6) To borrow or raise money for any purpose and from time to time draw, make, accept, endorse, execute, issue or assume promissory notes, drafts, bills of exchange and other negotiable and nonnegotiable instruments and evidences of indebtedness and to pledge or hypothecate the assets of the Corporation in connection therewith.

(7) To consolidate or merge with, enter into a share exchange with, or acquire the assets of, any other company, whether incorporated or unincorporated, and to do all acts and things necessary or incidental to effectuate such consolidation, merger, share exchange or acquisition.

(8) To carry out all or any of the foregoing objects and purposes as principal or agent, and alone or with associates or, to the extent now or hereafter permitted by the laws of the State of Maryland, as a member of, or as the owner or holder of any security of, or interest in, any firm, association, corporation, trust or syndicate; and in connection therewith to make or enter into such deeds or contracts with any persons, firms, associations,corporations, syndicates, governments or political subdivisions or agencies or instrumentalities thereof, and to do such acts and things and to exercise such powers, that a natural person could lawfully make, enter into, do or exercise.

(9) To do any and all such further acts or things and to exercise any and all such further powers or rights as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of all or any of the foregoing purposes or objects.


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The foregoing objects and purposes shall, except as otherwise expressly provided, be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the Charter, and shall each be regarded as independent and construed as powers as well as objects and purposes, and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Corporation now or hereafter conferred by the laws of the State of Maryland, nor shall the expression of one thing be deemed to exclude another, though it be of like nature, not expressed; provided, however, that the Corporation shall not have power to carry on within the State of Maryland any business whatsoever the carrying on of which would preclude it from being classified as an ordinary business corporation under the laws of said State.

                                       IV.

                       PRINCIPAL OFFICE AND RESIDENT AGENT

The principal address of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name and address of the Corporation's resident agent is The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.


                                       V.

                                  CAPITAL STOCK

(1) The total number of shares of capital stock which the Corporation shall have the authority to issue is fifty million (50,000,000) shares of the par value of $0.01 per share and of the aggregate par value of five hundred thousand dollars ($500,000). There shall initially be one series of shares, designated as the "Meridian Fund," initially consisting of fifty million (50,000,000) shares. The Board of Directors of the Corporation may from time to time increase or decrease the number of shares of capital stock so classified. All such shares are initially classified as "Class A Common Stock" of the class or series. The Board of Directors may classify or reclassify any unissued shares of capital stock of the class or series (whether or not such shares have been previously classified or reclassified) from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares of stock.

(2) Any fractional share shall carry proportionately all the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including the right to vote and tile right to receive dividends.

(3) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of this Charter and the By-Laws of the Corporation.

(4) As used in this Amended and Restated Charter, a "series" of shares represent interests in the same assets, liabilities, income, earnings and profits of the Corporation.


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The Board of Directors shall have authority to classify and reclassify any authorized but unissued shares of capital stock from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the capital stock. Subject to the provisions of this Article V and applicable law, the power of the Board of Directors to classify or reclassify any of the shares of capital stock shall include, without limitation, authority to classify or reclassify any such stock into one or more series of capital stock and to divide and classify shares of any series into one or more classes of such series, by determining, fixing or altering one or more of the following:

(a) The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased or otherwise acquired by the Corporation shall remain part of the authorized capital stock and be subject to classification and reclassification as provided herein;

(b) Whether and, if so, the rates, amounts and times at which, and the condition under which, dividends shall be payable on shares of such class or series;

(c) Whether shares of such class or series shall have voting rights in addition to any general voting rights provided by law and the charter of the Corporation and, if so, the terms of such additional voting rights; and

(d) The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation.

(5) Shares of capital stock of the Corporation shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption:

(a) Assets Belonging to the Class or Series. All consideration received by the Corporation from the issue or sale of shares of the class or series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the class or series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Items allocated to the class or series as provided in the following sentence, are herein referred to as "assets belonging to" the class or series. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular class or series (collectively "General Items"), such General Items shall be allocated by or under the supervision of the Board of Directors to the class or series in


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such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable; and any General Items so allocated to the class or series shall belong to that series. Each such allocation by the Board of Directors shall be conclusive and binding for all purposes.

(b) Liabilities Of the Class or Series. The assets belonging to the class or series shall be charged with the liabilities of the Corporation in respect of that series and all expenses, costs, charges and reserves attributable to that series, and any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as belonging to any particular class or series shall be allocated and charged by or under the supervision of the Board of Directors to the class or series in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable. The liabilities, expenses, costs, charges and reserves allocated and so charged to the class or series are herein referred to as "liabilities belonging to" that series. Each allocation of liabilities, expenses, costs, charges and reserves by the Board of Directors shall be conclusive and binding for all purposes.

 (c) Income Belonging to the Class or Series. The Board of Directors shall have full discretion, to the extent not inconsistent with the Maryland General Corporation Law and the Investment Company Act of 1940 (the "1940 Act"), to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding.

Income belonging to the class or series includes all income, earnings and profits derived from assets belonging to the class or series less any expenses, costs, charges or reserves belonging to the class or series for the relevant time period, all determined in accordance with generally accepted accounting principles.

(d) Dividends and Distributions. Dividends and distributions on shares of the class or series may be paid with such frequency, in such form and in such amount as the Board of Directors may from time to time determine. Dividends may be daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine, after providing for actual and accrued liabilities belonging to the class or series.

All dividends on shares of the class or series shall be paid only out of the income belonging to the class or series and capital gains distributions on shares of the class or series shall be paid only out of the capital gains belonging to the class or series. Subject to subsection (l) below, all dividends and distributions on shares of the class or series shall be distributed pro rata to the holders of the class or series in proportion to the number of shares of the class or series held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure, the Board of Directors may determine that no dividend or distribution shall be payable on shares as to which the Shareholder's purchase order and/or payment have not been received by the time or times established by the Board of Directors under such program or procedure.


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The Corporation intends to qualify as a "regulated investment company" under the
Internal Revenue Code of 1986, as amended, or any successor or comparable statute thereto, and regulations promulgated thereunder. Inasmuch as the computation of net income and gains for federal income tax purposes may vary from the computation thereof on the books of the Corporation, the Board of Directors shall have the power, in its sole discretion, to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient, in the opinion of the Board of Directors, to enable the Corporation to qualify as a regulated investment company and to avoid liability of the Corporation for federal income tax in respect of that year. However, nothing in the foregoing shall limit the authority of the Board of Directors to make distributions greater than or less than the amount necessary to qualify as a regulated investment company and to avoid liability of the Corporation for such tax.

Dividends and distributions may be made in cash, property or additional shares of the class or series or another class or series, or a combination thereof, as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time for the election by each Shareholder of the mode of the making of such dividend or distribution to that Shareholder. Any such dividend or distribution paid in shares will be paid at the net asset value thereof as defined in subsection (i) below.

(e) Liquidation. In the event of the liquidation or dissolution of the Corporation, the shareholders of the class or series shall be entitled to receive, as a series and in preference to any other series, when and as declared by the Board of Directors, the excess of the assets belonging to the class or series over the liabilities belonging to that series and such shareholders shall not be entitled thereby to any distribution upon liquidation of any other class or series. The assets so distributable to the shareholders of the class or series shall be distributed among such shareholders in proportion to the number of shares of that series held by them and recorded on the books of the Corporation. The liquidation of the class or series may be authorized by vote of a majority of the Board of Directors then in office, subject to the approval of a majority of the outstanding securities of that series, as defined in the 1940 Act, and without the vote of the holders of any other class or series. The liquidation or dissolution of the class or series may be accomplished, in whole or in part, by the transfer of assets of such series to another class or series or by the exchange of shares of such series for the shares of another class or series.

(f) Voting. On each matter submitted to a vote of the shareholders of the Corporation, each holder of a share of the class or series shall be entitled to one vote for each share of the class or series standing in his name on the books of the Corporation, and all shares of all classes or series shall vote as a single class or series ("Single Class Voting"); provided, however, that (a) as to any matter with respect to which a separate vote of the class or series or of any class or classes thereof is required by the 1940 Act or by the Maryland General Corporation Law (including, without limitation, approval of any plan, agreement or other arrangement referred to in subsection (1)(ii)3) below), such requirement as to a separate vote by the class or series or of any class or classes thereof shall apply in lieu of Single Class Voting as described above;
(b) in the event that the separate vote requirements referred to in (a) above apply with respect to one or more classes of series, then, subject to (c) below, the shares of all other classes or series shall vote as a single class or series; and (c) as to any matter which does not affect the interest of the class or series, or of any class or classes thereof, the holders of shares of the class or series, or of any class or classes thereof, as the case may be, shall not be entitled to vote.


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As to any matter with respect to which a separate vote of the class or series is required pursuant to proviso (a) above, notwithstanding any provision of law requiring any action on that matter to be taken or authorized by the holders of a greater proportion than a majority of the class or series entitled to vote thereon, such action shall be valid and effective if taken or authorized by the affirmative vote of the holders of a majority of shares of the class or series outstanding and entitled to vote thereon.

(g) Redemption by Shareholder. Each holder of shares of the class or series shall have the right at such times as may be permitted by the Corporation, but no less frequently than once each week, to require the Corporation to redeem all or any part of his shares of the class or series at a redemption price per share equal to the net asset value per share of the class or series next determined (in accordance with subsection (9.)) after the Shares are properly tendered for redemption, less such redemption charge (which may, but is not required to be, the same for the shares of each class of the class or series) as is determined by the Board of Directors. Payment of the redemption price shall be in cash; provided, however, that if the Board of Directors determines, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Corporation may make payment wholly or partly in securities or other assets belonging to the class or series at the value of such securities or assets used in such determination of net asset value.

Notwithstanding the foregoing, the Corporation may postpone payment of the redemption price and may suspend the right of the holders of shares of the class or series to require the Corporation to redeem shares of that series during any period or at any time when and to the extent permissible under the 1940 Act.

(h) Redemption by Corporation. The Board of Directors may cause the Corporation to redeem at net asset value the shares of the class or series from a holder who holds shares of that class or series having an aggregate net asset value (determined in accordance with subsection (i)) of an amount equal to $100 less than the minimum initial investment in or less in his account (or such lesser amount as may be set from time to time by the Corporation), provided that at least sixty (60) days' prior written notice of the proposed redemption has been given to such holder by postage paid mail to his last known address. For the purposes of this calculation the Corporation shall only consider account value reductions due to redemptions by the holder. Upon redemption of such shares pursuant to this subsection, the Corporation shall promptly cause payment of the full redemption price to be made to the holder of such shares so redeemed.

(i) Net Asset Value Per Share. Subject to subsection (12.) below, the net asset value per share of the class or series shall be the quotient obtained by dividing the value of the net assets of that series (being the value of the assets belonging to that series less the liabilities belonging to that series) by the total number of shares of the class or series outstanding, all determined by the Board of Directors in accordance with generally accepted accounting principles and not inconsistent with the 1940 Act.

The Board of Directors may determine to maintain the net asset value per share of the class or series at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the 1940 Act for the


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continuing declarations of income attributable to that series as dividends payable in additional shares of the class or series at the designated constant dollar amount and for the handling of any losses attributable to that series. Such procedures may provide that in the event of any loss, each shareholder shall be deemed to have contributed to the capital of the Corporation attributable to the class or series his pro rata portion of the total number of shares required to be cancelled in order to permit the net asset value per share of the class or series to be maintained, after reflecting such loss, at the designated constant dollar amount. Each shareholder of the class or series shall be deemed to have agreed, by his investment in such series, to make the contribution referred to in the preceding sentence in the event of any such loss.

j) Equality. Subject to subsection (1) below, all shares of the class or series shall represent an equal proportionate interest in the assets belonging to the class or series (subject to the liabilities belonging to that series), and each share of the class or series shall be equal to each other share of that series. The Board of Directors may from time to time divide or combine the shares of the class or series, or any class or classes thereof, into a greater or lesser number of shares of the class or series or any class or classes thereof, as the case may be, without thereby changing the proportionate beneficial interest in the assets belonging to the class or series or in any way affecting the rights of shares of the class or series, or any class thereof.

(k) Conversion or Exchange Rights. Subject to compliance with the requirements of the 1940 Act, the Board of Directors shall have the authority to provide that holders of shares of the class or series shall have the right to convert or exchange said shares into shares of one or more other classes or series of shares in accordance with such requirements and procedures as may be established by the Board of Directors.

(l) Designation of Classes.

(i) The class or series of Common Stock may have such number of classes of Common Stock as shall be designated by the Board of Directors from time to time. Any class of Common Stock of the class or series shall be referred to herein individually as a "Class" and collectively, together with any further class or classes of such Series from time to time established, as the "Classes".

Each Class shall consist of, until further changed, such number of shares as shall be designated by the Board of Directors from time to time, provided that the total number of shares of all Classes of the class or series shall not exceed the number of shares classified from time to time as capital stock of the class or series. All such shares are initially classified as Class A Common Stock of the class or series. Designations of shares among the Classes by the Board of Directors shall be effectuated through the filing from time to time of articles supplementary to the Corporation's Charter.

(ii) All Classes of the class or series shall represent the same interest in the Corporation and have identical voting, dividend, liquidation, and other rights with any other shares of Common Stock of that Series; provided, however, that notwithstanding anything in this Charter to the contrary:

1) The shares of Class A Common Stock shall be sold without front-end sales loads; provided, however, if no other Class is at that time


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established, that the Board of Directors may in its discretion authorize the sale of Class A Common Stock with front-end sales loads, contingent deferred sales charges or such other sales or redemption charge arrangements as are in accordance with the 1940 Act and applicable rules and regulations (if any) of the National Association of Securities Dealers, Inc. ("NASD").

2) Articles supplementary hereafter adopted by the Board of Directors in connection with the designation of any additional Classes may provide that shares of each additional Class may be subject to such no-load arrangements, front-end sales loads, contingent deferred sales charges or such other sales or redemption charge arrangements as may be established from time to time by the Board of Directors in accordance with the 1940 Act and applicable rules and regulations (if any) of the NASD.

3) Expenses related solely to a particular Class (including, without limitation, distribution expenses under a 1940 Act Rule 12b-1 plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated) shall be borne by that Class and shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of that Class.

4) Articles supplementary hereafter adopted by the Board of Directors in connection with the designation of any additional Classes may provide that on an anniversary (as designated in such articles supplementary) of the first business day of the month following the month in which shares of a Class were purchased by a stockholder, such shares (as well as a pro rata portion of any shares purchased through the reinvestment of dividends and other distributions paid in respect of all shares of that Class held by such stockholder) may automatically convert to shares of Class A Common Stock or any other Class as may be designated in the articles supplementary; provided, however, that such conversion may be subject to the continuing availability of an opinion of counsel to the effect that the conversion of the shares of that Class does not constitute a taxable event under federal income tax law. The Board of Directors, in its sole discretion, may suspend the conversion of shares of that Class if such opinion is no longer available.

(m) Fractional Shares. The Corporation may issue and sell fractions of shares of the class or series, or any class or classes thereof, having pro rata all the rights of full shares of the class or series, or any class thereof, including, without limitation, the right to vote and to receive dividends, and wherever the words "share" or "shares" are used in the Articles or in the By-Laws, they shall be deemed to include fractions of shares of the class or series, or any class or classes thereof, as the case may be, where the context does not clearly indicate that only full shares are intended.

(n) Stock Certificates. The Corporation shall not be obligated to issue certificates representing shares of the class or series, or any class or classes thereof, unless it shall receive a written request therefor from the record holder thereof in accordance with procedures established in


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the By-Laws or by the Board of Directors.


                                       VI.

                                    DIRECTORS

The number of directors of the Corporation shall be six (6), and the names of those who currently serve as directors and shall act as such until the next annual meeting or until their successors are duly chosen and qualify are as follows:

        Richard Aster           Michael Stolper
        Michael S. Erickson     Herbert Kay
        James Glavin            Michael P. Mork

However, the By-Laws of the Corporation may fix the number of directors at a number greater or lesser than that named in the Charter and may authorize the Board of Directors, by the vote of a majority of the entire Board of Directors, to increase or decrease the number of directors fixed by the Charter or by the By-Laws within limits specified in the By-Laws and to fill the vacancies created by any such increase in the number of directors; provided that in no case shall the authorized number of directors be less than three (3). The directors of the Corporation need not be stockholders of the Corporation.


                                      VII.

                PROVISIONS FOR DEFINING, LIMITING AND REGULATING
                      CERTAIN POWERS OF THE CORPORATION AND
                        OF THE DIRECTORS AND SHAREHOLDERS

(1) No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

(2) Any contract, transaction or act of the Corporation or of the Board of Directors which shall be ratified by a majority of a quorum of the stockholders having voting powers at any annual meeting, or at any special meeting called for such purposes, shall so far as permitted by law be as valid and as binding as though ratified by every stockholder of the Corporation.

(3) Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes of capital stock or of the total number of shares of any class of capital stock, such action shall be valid and effective if


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authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon, except as otherwise provided in the Charter.

(4) The Corporation shall indemnify (a) its directors to the full extent provided by the general laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures provided by such laws;
(b) its officers to the same extent it shall indemnify its directors; and (c) its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law. The foregoing shall not limit the authority of the Corporation to indemnify other employees and agents consistent with law.

(5) In addition to the powers and authority hereinbefore, hereinafter or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the express provisions of the laws of the State of Maryland, of the Charter and of the By-Laws of the Corporation.

                                      VIII.

                              DETERMINATION BINDING

(1) Any determination made in good faith, so far as accounting matters are involved, in accordance with accepted accounting practices by or pursuant to the direction of the Board of Directors as to (a) the amount of the assets, obligations or liabilities of the Corporation, (b) the amount of the net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, (c) the amount of any reserves or charges set up and the propriety thereof, (d) the time of or purpose for treating any reserves or charges, (e) the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged),
(f) the price or closing bid or asked price of any security owned or held by the Corporation, (g) the market value or fair value of any security or any other asset owned by the Corporation, (h) the number of shares of the Corporation outstanding or deemed to be outstanding, (1) the impracticability or impossibility of liquidating securities in orderly fashion, (j) the method of payment for any such shares repurchased or (i) any other matters relating to the issue, sale, redemption, repurchase, and/or other acquisition or disposition of securities or shares of the capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors as to whether any transaction constitutes a purchase of any securities on "margin", a sale of any securities "short", or an underwriting of the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of shares of its capital stock, past present and future. Shares of the capital stock of the Corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

(2) No provision of this Charter shall be effective to (a) require a waiver of compliance with any provision of the Securities Act of 1933 or the Investment Company Act of 1940, as amended, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder, or (b) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which such person would otherwise be subject to reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such


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person's office.


                                       IX.

                               PERPETUAL EXISTENCE

The duration of the Corporation shall be perpetual.


                                       X.

                                    AMENDMENT

From time to time any of the provisions of the Charter may be amended, altered or repealed (including any amendment which changes the terms of any of the outstanding stock by classification, reclassification or otherwise), upon the vote of the holders of a majority of the shares of Common Stock of the Corporation at the time outstanding and entitled to vote, and other provisions which might under the statutes of the State of Maryland at the time in force be lawfully contained in the Charter, may be added or inserted upon the vote of the holders of a majority of the shares of Common Stock of the Corporation at the time outstanding and entitled to vote, and all rights at any time conferred upon the stockholders of the Corporation by this Charter are granted subject to the provisions of this Article X.

The term "the Charter" as used herein and in the By-Laws of the Corporation shall be deemed to mean these Amended and Restated Articles of Incorporation as from time to time amended and restated.


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

SECOND: (a) The foregoing amendment and restatement of the Charter of the Corporation does not increase or decrease the authorized stock of the Corporation.

        (b) The amendment contains a description, as amended, of each class, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption.

THIRD: The provisions set forth in these Articles of Amendment and Restatement are all the provisions of the Charter currently in effect.

FOURTH: These Articles of Amendment and Restatement were advised by the Board of Directors and approved by the stockholders.

IN WITNESS WHEREOF, I have signed these Amended and Restated Articles on this 28th day of January, 1994.

ATTEST:                                         MERIDIAN FUND, INC.



                                                By:
Paul A. Robinson, Secretary                     Richard F. Aster, Jr., President


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

THE UNDERSIGNED, President of Meridian Fund, Inc., who executed on behalf of said Corporation the foregoing Amended and Restated Articles of Incorporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Amended and Restated Articles of Incorporation to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                                        Richard F. Aster, Jr.
                                        President


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